Exhibit 10.14

RESEARCH AGREEMENT – AMENDMENT #1

The following is Amendment #1 (“Amendment”) to the Research Agreement (“Agreement”) between the Regents of the University of Michigan (“University”) and SunHydrogen, Inc., (“Sponsor”) dated October 1, 2021.

The Parties agree that Article 1.1 shall be deleted entirely and replaced with the following:

“Project” means the research project described in ORSP 22-PAF00982 and 23-PAF01834 under the direction of Nirala Singh as Principal Investigator entitled “Manufacturing Science to Increase Efficiency of Photoelectrosynthetically Active Heterostructures for H2 Production” and as attached to this Agreement by Exhibit A.

The Parties agree that Article 1.2 shall be deleted entirely and replaced with the following:

“Contract Period” is from October 1, 2021 through September 30, 2023, unless earlier terminated pursuant to this Agreement.

The Parties agree that additional funding of $298,194 is awarded by this Amendment. Article 4.1 shall be deleted entirely and replaced with the following:

Total costs to Sponsor for the Contract Period will not exceed Five Hundred Ninety Four Thousand, Six Hundred Forty Two Dollars ($594,642) which shall be paid by Sponsor in equal quarterly installments during the Contract Period. Payment will be made by Sponsor within 30 days of receipt of an invoice. Notice of any dispute regarding the charges in an invoice must be provided in accordance with Article 16 and include a description of the item(s) in dispute and a reasonably detailed explanation of the reason for the dispute. Sponsor will be billed monthly for actual charges incurred by the University. Any dispute regarding the charges in the final invoice must be made within 90 days after receipt.

All other terms of the Agreement shall remain unchanged.

AGREED TO:

SUNHYDROGEN, INC		REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Woosuk Kim	By:	/s/ Peter J. Gerard
(signature)		(signature)

Name:	Woosuk Kim	Name:	Peter J. Gerard
Title:	Chief Operating Officer	Title:	Asst. Director-Sponsored Programs
Date:	September 29, 2022	Date:	10-4-2022